UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2008

CHINA BAK BATTERY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49712	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 8977-0093
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As disclosed by China BAK Battery, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2008 (the “June 3, 2008 Form 8-K”), on May 29, 2008, the Compensation Committee of the Board of Directors of the Company recommended and approved the grant of an option to purchase an aggregate of 1,080,000 shares of the Company’s common stock, par value $0.001, to its Chief Executive Officer, Mr. Xiangqian Li, under the China BAK Battery, Inc. Stock Option Plan (the “Plan”). The exercise price, vesting schedule, term, and contingent statute of the option were described in the June 3, 2008 Form 8-K.

The June 3, 2008 Form 8-K contained an inadvertent typographical error in its explanation of the option exercise price. Specifically, it stated, “The option exercise price is $4.18, which is the average closing price of the five trading days preceding March 29, 2008, the date the grant was approved.” This description should have stated, “The option exercise price is $4.18, which is the average closing price of the five trading days preceding May 29, 2008, the date the grant was approved.”

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: July 14, 2008	By:	/s/ Tony Shen

Tony Shen
Chief Financial Officer and Secretary